Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, November 15, 2012 – Tidewater Inc. (NYSE: TDW) announced that its Board of Directors declared on November 14, 2012, a quarterly cash dividend of $0.25 per share of common stock payable December 14, 2012, to shareholders of record on December 4, 2012.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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